EXHIBIT 99.1

Contacts:	Lippert/Heilshorn & Associates, Inc Kim Sutton Golodetz (investors) 212-838-3777 Kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com	PhotoMedex, Inc. Dennis McGrath, Chief Executive Officer 215-619-3287 info@photomedex.com

PHOTOMEDEX ANNOUNCES DEFINITIVE MERGER AGREEMENT WITH RADIANCY

•	Combined company foresees significant new sales opportunities in global consumer and professional skin-care markets, and has pro forma revenues of $132 million for the 12 months ended March 31, 2011
•	PhotoMedex shareholders to own approximately 25% of the company on a fully converted basis
•	Radiancy to provide cash for PhotoMedex to repurchase convertible notes and accrued interest at closing - balance of $22.4 million at June 30, 2011
•	Conference call to be held July 11, 2011 at 4:00 p.m. Eastern time

MONTGOMERYVILLE, Pa. (July 5, 2011) – PhotoMedex, Inc. (Nasdaq: PHMD), (“PhotoMedex”) a leader in the development of proprietary excimer laser, LED light systems and skin care products for dermatological applications, today announced the signing of an Agreement and Plan of Merger (the “Agreement”) among PhotoMedex, Radiancy, Inc., a privately held Delaware corporation (“Radiancy”) and PHMD Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of PhotoMedex.  Pursuant to the Agreement, Merger Sub will merge with and into Radiancy, and Radiancy will become a wholly owned subsidiary of PhotoMedex.  Radiancy is a rapidly growing global direct-to-consumer and dermatological products company based in Orangeburg, N.Y.  This transaction combines the strength of PhotoMedex in the professional dermatology and plastic surgery market with the global reach of Radiancy in the consumer market, and represents considerable opportunity for synergies and sales growth of each company’s product portfolio.

Founded in 1998, Radiancy is a leading developer and manufacturer of home-use and professional aesthetic and dermatological devices.  Radiancy sells a range of home use-devices under its proprietary brand, no!no!™, for various indications including hair removal, acne reduction, skin rejuvenation and face lifting. Radiancy also offers a professional product line which addresses acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.  Radiancy posted total revenues of approximately $96 million and adjusted net income of approximately $25 million for the 12 months ended March 31, 2011. Radiancy’s family of products are based on its proprietary, patent-protected LHE™ (Light Heat Energy) and Thermicon™ technologies, and are sold under the no!no!™ brand for consumers  and the Radiancy™ brand for professionals.  The no!no! brand is available at high-end retailers such as Neiman Marcus, Henri Bendel, Planet Beauty, Selfridges, Harrods, Falavella, Fravega, Garbarino, Boots, Myers and others; home shopping channels such as HSN and QVC,  online retailers such as Amazon, Dermadoctor.com, and Drugstore.com, and via direct-to-consumer advertisement that includes infomercials, commercials, catalog and internet-based marketing campaigns.  Radiancy utilizes direct sales channels in the U.S., Canada, the U.K., France, Argentina, Spain, Portugal, and Israel and leading distributors in Japan, Australia, New Zealand, Singapore, Russia, South Africa, various South American countries and the Middle East.

Commenting on the agreement, Dennis McGrath, PhotoMedex president and chief executive officer, said, “This is a transformative transaction for PhotoMedex, and the combination of these two companies holds potential for revenue and earnings growth that neither one of us would be able to achieve alone.  This business combination is a wonderful sales channel match, as Radiancy’s professional products can benefit from PhotoMedex’s direct sales force strength in the medical dermatology marketplace, honed by our many years of XTRAC® sales for the treatment of psoriasis and our NEOVA™ skin rejuvenation products.  At the same time, our consumer products will be well-served by Radiancy’s highly successful direct-to-consumer sales engine and skillfully creative marketing programs. Yet beyond the business synergies, we believe this is an excellent fit of corporate cultures, with a shared commitment to innovation, product quality and meeting the evolving needs of customers.”

Dr. Dolev Rafaeli, president and chief executive officer of Radiancy, said, “We are delighted to be joining forces with PhotoMedex to the future benefit of both companies.  We believe that Radiancy is the only professional aesthetic dermatology company that has succeeded in taking these professional technologies geared toward physicians and medical spas and adapting them for the home-use market.  PhotoMedex has a number of products and proprietary technologies that may be repackaged for the consumer marketplace.  Additionally, the PhotoMedex domestic U.S. sales infrastructure can give our professional-use products the attention they deserve in multiple sales channels.  The timing of this transaction is ideal as Radiancy has recently expanded its reach into the U.S. and European markets, and plans to introduce a number of new products, particularly in Europe where PhotoMedex has established subsidiary operations lending itself to accelerating its market penetration.”

Financial Terms and Pro Forma Financials

Under the terms of the agreement, PhotoMedex will issue approximately 14.5 million shares of common stock to Radiancy shareholders.  PhotoMedex will issue to its shareholders approximately 846,000 warrants having an exercise price of $20 per share and a three-year life.  If, however, the company’s common stock trades at or above $30 per share for 20 consecutive trading days, then the warrants, if not exercised, may expire after notice from the company.  In addition, Radiancy will contribute cash, which will be used in part to fully exercise PhotoMedex’ option on the repurchase of all secured convertible promissory notes which are held by Perseus Partners VII, L.P. and which have an aggregate principal and accrued interest amount at June 30, 2011 of $22.4 million, but depending on the time of payment, can be repurchased at a discount to the principal and accrued interest. Further terms of this Repurchase Agreement may be found on Form 8-K filed by PhotoMedex with the Securities and Exchange Commission (“SEC”) on June 3, 2011.

Upon consummation of the transaction and assuming warrants and options deemed by the parties to be equivalent in the transaction to issued common stock are fully exercised or converted, it is expected that there would be approximately 19.2 million shares outstanding in the company.   After exercise or conversion of the deemed PhotoMedex common stock equivalents, PhotoMedex shareholders would own approximately 25% of the company and Radiancy shareholders would own approximately 75%.

On a pro forma basis, the combined company had revenue for the 12 months ended March 31, 2011 of approximately $132 million, a gross margin of nearly 70%, operating income of approximately $19 million and adjusted net income of approximately $26 million.

Non-GAAP Measures
To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP as filed with the SEC on Forms 10-K and 10-Q for the relevant periods, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net income.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, PhotoMedex believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense and other non-cash or non-recurring expenses enhance the comparability of results against prior periods.  The table below does not make acquisition-related adjustments. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Results for the last 12 months ended March 31, 2011 ($ 000’s; unaudited)
	Radiancy	PhotoMedex	Combined

Net Income	$17.0	($7.7)	$9.3
Adjustments to Net Income:
Depreciation/Amortization	0.4	4.2	4.6
Interest	0.0	3.5	3.5
Income taxes	7.0	0.0	7.0
Stock-based compensation	0.4	0.8	1.2

Non-GAAP Adjusted Net Income	$24.8	$0.8	$25.6

Stockholder Approval

In connection with the transaction, PhotoMedex will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the securities of PhotoMedex to be issued to the security holders of Radiancy and PhotoMedex.  The Registration Statement will include a joint proxy statement/prospectus, which will be sent to the stockholders of Radiancy as well as PhotoMedex seeking their approval of, among other things, the merger.  The consummation of the merger is subject to the review and the declaration of effectiveness of the Registration Statement by the SEC, clearance under the Hart-Scott-Rodino Antitrust Improvements Act, the approval of the merger by Radiancy stockholders and PhotoMedex stockholders, and other customary closing conditions.

The boards of directors of PhotoMedex and Radiancy have approved the transaction.  The majority of Radiancy shareholders and shareholders representing approximately 46% of the common stock of

PhotoMedex have agreed to vote their shares in favor of the merger, which is currently expected to close in the fourth quarter of 2011.

Leadership and Facilities

Following completion of this transaction, Dr. Dolev Rafaeli will serve as chief executive officer and Dennis McGrath will hold the positions of president and chief financial officer of PhotoMedex.  The new reconstituted, nine-member board of directors of PhotoMedex will include six representatives from Radiancy including Dr. Rafaeli, and three representatives from PhotoMedex including Mr. McGrath.

The company will retain the name “PhotoMedex” and will maintain its corporate headquarters in Montgomeryville, Pa., with North American consumer sales, marketing and customer support facility in Orangeburg, N.Y. and clinical, R&D, operations, and a sales and marketing facility in Hod Hasharon, Israel.   Shares in the company will trade on the NASDAQ Stock Market under the ticker symbol “PHMD.”

Conference Call

PhotoMedex and Radiancy management will hold a conference call to discuss this announcement and answer questions on July 11, 2011 beginning at 4:00 p.m. Eastern time.  To participate in the conference call, dial toll free 888.713.4485 (or International/toll 913.312.1510) and use confirmation code 5433136.  If you are unable to participate in the live call, a replay of the call will be available from Monday, July 11 from 6:00 p.m. Eastern time until 12 midnight Eastern time on Monday, July 25 by dialing toll free 888.203.1112 or International/toll 719.457.0820) and using confirmation code 5433136.

The live broadcast of the conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About Radiancy

Founded in 1998, Radiancy Inc. is a leading developer, manufacturer and seller of home-use and professional aesthetic and dermatological devices.  The company sells a range of home-use devices under its proprietary brand, no!no!™, for various indications including hair removal, acne reduction, skin rejuvenation and face lifting. The company also offers a professional product line which addresses acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

Radiancy’s products are supported by two core proprietary technologies known as LHE™ (Light Heat Technology) and Thermicon™.  The company’s LHE™ technology is superior in cost performance, efficacy and ease of application to both laser and intense pulse light (IPL) technologies.  LHE™ combines the use of direct heat and a wide-spectrum light source and allows very large treatment spot sizes with less discomfort without the requirement of skin cooling.

LHE™ technology is incorporated in Radiancy’s FDA cleared professional devices as well as its consumer products.

The Thermicon™ technology, used in the no!no!™  hair removal products, is the only technology currently on the market that allows for at-home painless and long lasting hair reduction on all skin types and hair colors and body parts.

For more information visit www.radiancy.com and www.my-no-no.com.

About PhotoMedex

PhotoMedex is a Global Skin Health Solutions™ company that provides integrated disease management and aesthetic solutions through complementary laser and light-based devices, and skincare products. We are a leader in the development, manufacturing and global marketing of dermatology products and techniques focused on advancing cost-effective technologies that provide patients with better outcomes and a higher quality of life. The diseases and conditions we address include psoriasis, vitiligo, acne, actinic keratosis and sun damage. Medical devices include the XTRAC® Excimer Laser for the treatment of psoriasis and vitiligo and the Omnilux™ non-laser Light Emitting Diodes (LED) for the treatment of clinical and aesthetic dermatological conditions including acne, photodamage, skin rejuvenation and wound healing. PhotoMedex also develops and markets products based on its patented, clinically proven Neova™ Copper Peptide technology and DNA repair enzymes for skin health, hair care and wound care.  For more information visit www.photomedex.com.

Forward-looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the transaction will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to obtain stockholder approvals and complete the transaction considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to successfully integrating the products and employees of PhotoMedex and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of PhotoMedex described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to PhotoMedex and are qualified in their entirety by this cautionary statement. PhotoMedex anticipates that subsequent events and developments will cause its views to change. However, while PhotoMedex may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. Hence, PhotoMedex assumes no obligation to update any such forward-looking statements or other statements included in this press release.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. PhotoMedex, Radiancy and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of PhotoMedex and Radiancy respective stockholders to be held to approve the transactions described herein. In connection with the proposed merger, PhotoMedex will file with the Securities and Exchange Commission the Registration Statement. The stockholders of PhotoMedex and Radiancy are advised to read, when available, the Registration Statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meetings because these documents will contain important information. The joint proxy statement/prospectus will be mailed to stockholders of PhotoMedex and Radiancy as of record dates to be established for voting on the merger.  PhotoMedex and Radiancy stockholders will also be able to obtain a copy of the joint proxy statement/prospectus, without charge, at www.photomedex.com or by contacting PhotoMedex at:  215-619-3600 or 147 Keystone Drive, Montgomeryville, PA 18936.  The preliminary joint proxy statement/prospectus and definitive joint proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.